Exhibit 10.1
LOAN AGREEMENT
     THIS LOAN AGREEMENT, dated as of March 17, 2011, is between the Mississippi Development Authority, acting for and on behalf of the State of Mississippi (the “Lender”) and KiOR Columbus, LLC, a Delaware limited liability Company, (the “Borrower”).
W I T N E S S E T H:
     WHEREAS, the Lender agrees to make a loan to the Borrower under the Mississippi Industry Incentive Financing Revolving Fund as authorized in House Bill 1701, 2010 Regular Session of the Mississippi Legislature, in an amount not to exceed a total of Seventy Five Million Dollars ($75,000,000.00) for the purpose of reimbursement of costs incurred by the Borrower to purchase land, to construct buildings and to purchase and install equipment for the manufacturing of renewable crude oil from Mississippi-grown biomass (the “Loan”) as further set out in the Memorandum of Understanding between Lender, KiOR, Inc., a Delaware corporation, and certain local entities dated November 10, 2010 (the “MOU”); and
     WHEREAS, the Lender has determined that the Borrower and the Project as defined in the MOU do qualify under the Mississippi Industry Incentive Financing Revolving Fund, as authorized in House Bill 1701, 2010 Regular Session of the Mississippi Legislature (the “Laws”) and are eligible for reimbursement of costs incurred by the Borrower to purchase equipment for use in the manufacture of insulated glass units employing electrochromic technology; and
     WHEREAS, the Borrower has requested the Lender to finance a portion of the cost of such acquisition of equipment; and
     WHEREAS, the Lender, by resolution, authorized the Loan pursuant to the Laws and the terms of the MOU in the amount of Seventy Five Million Dollars ($75,000,000); and
     WHEREAS, the Borrower will execute a Note and a Security Agreement (both as hereinafter defined) to evidence and secure its obligations to repay said Loan.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the covenants hereinafter contained, do hereby agree as follows:

ARTICLE I
DEFINITIONS
     Section 1.1. Definitions. The terms set forth below shall have the following meanings in this Loan Agreement, unless the context clearly otherwise requires. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.
Agreement:
     “Agreement” shall mean this Loan Agreement as amended or supplemented from time to time in accordance with the terms hereof.
Authorized Representative:
     “Authorized Representative” shall mean any person or persons from time to time designated to act on behalf of the Borrower.
Business Day:
     “Business Day” shall mean any day, other than a Saturday or Sunday or official holiday of the State of Mississippi, on which the Lender is not required or authorized by law to remain closed.
Borrower:
     “Borrower” shall mean KiOR Columbus, LLC , a Delaware limited liability company.
Cost or Cost of the Project:
     “Cost” or “Cost of the Project” in relation to this Loan shall mean and be deemed to include reimbursable costs incurred by the Borrower to purchase land, to construct buildings and to purchase and install equipment for use in the manufacturing of renewable crude oil from Mississippi-grown biomass.
Deed of Trust
     “Deed of Trust” shall mean the deed of trust executed by the Borrower in favor of the Lender and substantially in the form attached hereto as Exhibit “A” pledging the Project Site to secure the Borrower’s obligation to repay the Loan pursuant to the terms hereof as amended from time to time.
Event(s) of Default:
     “Event(s) of Default” shall mean any Event(s) of Default specified in Section 7.1 of this Agreement.

Facility:
     ‘Facility” shall mean the property, plant and equipment, including without limitation, the Project, to be constructed in Columbus, Lowndes County, Mississippi, for the manufacturing of renewable crude oil from Mississippi-grown biomass.
Loan:
     “Loan” shall have the meaning given such term in the first recitals paragraph of this Agreement, or if the context requires, shall mean one or more advances made or to be made by the Lender to the Borrower pursuant to the terms of this Agreement.
Loan Payments:
     “Loan Payments” shall mean the payments required to be made by the Borrower pursuant to Section 4.2 hereof.
Note:
     “Note” shall mean the promissory note of the Borrower substantially in the form attached hereto as Exhibit “B.”
Payment Date or Payment Dates:
     “Payment Date” or “Payment Dates” shall mean semi-annual payments due on the thirtieth day of June and the thirty-first day of December of each year, provided, however, that if any such Payment Date shall fall on a day other than a Business Day, the payment due on such Payment Date shall be due on the next succeeding Business Day.
Person or person:
     “Person” or “person” shall mean, as the case may be, any individual, sole proprietorship, corporation, partnership (including without limitation, general and limited partnerships), limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or any government or any agency or political subdivision thereof, or public corporation.
Project:
     “Project” shall mean costs associated with the acquisition of land described in Exhibit “C”, together with the buildings and equipment to be situated thereon, for the manufacturing of renewable crude oil from Mississippi-grown biomass and located at the Project Site.

Project Site:
     “Project Site” shall mean the real property where the Project is situated, the street address for which is 600 Industrial Park Access Road in Columbus, Lowndes County, Mississippi.
Security Agreement:
     “Security Agreement” shall mean the security agreement executed by the Borrower in favor of Lender and substantially in the form attached hereto as Exhibit “D” to secure Borrower’s obligation to repay the Loan pursuant to the terms hereof, as amended from time to time.
Transaction Documents:
     “Transaction Documents” shall mean this Agreement, the Note, the Security Agreement and all other instruments and documents executed in connection herewith, each as amended from time to time.
State:
     “State” shall mean the State of Mississippi.
ARTICLE II
REPRESENTATIONS
     Section 2.1. Representations of Borrower. As of the date hereof, the Borrower makes the following representations as the basis for the Loan by the Lender and the undertakings on the part of the Borrower herein contained:
     (a) The Borrower is in good standing and is duly qualified to transact business in the State of Mississippi, has the corporate power to enter into this Agreement and the Note and has duly authorized the execution and delivery of this Agreement and the Note and as to the Borrower, this Agreement and the Note are valid and legally binding and enforceable in accordance with their respective terms, except to the extent the enforceability thereof may be limited (i) by bankruptcy, reorganization, or similar laws limiting the enforceability of creditors’ rights generally or (ii) by the availability of any discretionary equitable remedies.
     (b) The execution and delivery of this Agreement and the Note and the performance by Borrower of its obligations under this Agreement or the Note do not violate any laws applicable to Borrower in any material respect.
     (c) The estimated Cost of the Project is not less than the principal amount of the Loan.

     (d) The Borrower will accept disbursements of Loan proceeds from Lender in accordance with the provisions of this Agreement and will use or cause to be used, each such disbursement solely for the Project.
     (e) All information furnished by the Borrower to the Lender for the purpose of approving the Project and the financing of the Loan is true, accurate and complete in all material respects as of the date provided, except with respect to projections and estimates as to future events, such information is not to be viewed as facts and the actual results during the period or periods covered by such projections and estimates may materially differ from the projected or estimated results.
     (f) The Loan is not being made to finance any existing debt.
     (g) There are no undisclosed suits or proceedings pending or to the knowledge of the Borrower threatened in writing against the Borrower which would reasonably be expected to have a material adverse effect on the financial condition or business of the Borrower, and there are no undisclosed proceedings by or before any governmental commission, board, bureau or other administrative agency pending or to the knowledge of the Borrower, threatened in writing against the Borrower which would reasonably be expected to have a material adverse effect on the financial condition or business of the Borrower.
ARTICLE III
COMPLETION OF PROJECT
     Section 3.1. Completion of Project. The Borrower will complete the Project in accordance with the purposes and as herein provided, will use commercially reasonable efforts to cause the acquisition of land, buildings and equipment to be completed with all reasonable dispatch, but if for any reason such acquisition shall not be completed there shall be no resulting diminution in or postponement of the payments required in Section 4.2 hereof to be paid by the Borrower under this Agreement and the Note.
     Anything in this Agreement notwithstanding, the Lender shall not be obligated to complete the acquisition and installation of Project, other than to make the Loan.
     In order to effectuate the purposes of this Agreement, the Borrower will make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all contracts, orders, receipts, writings and instructions, in the name of the Borrower or otherwise, with or to other persons, firms or corporations, and in general do or cause to be done all such other things as may be reasonably necessary, for completion of acquisition and installation of the Project and fulfillment of the obligations of the Borrower under this Agreement.
     The Borrower will maintain such records in connection with the Project as to permit ready identification thereof which records the Lender shall have the right to inspect upon reasonable notice during regular business hours.

     The Borrower will permit the Lender or any person designated by Lender upon reasonable notice during regular business hours to inspect the land, buildings and equipment acquired pursuant to this Loan.
     Section 3.2. Requisition for Project Funds. The Lender shall make disbursements to pay the Cost of the Project, upon receipt by the Lender of (a) original executed requisitions (upon which the Lender may rely conclusively and shall be protected in relying) signed by an Authorized Representative, stating with respect to each payment to be made: (1) the requisition number, (2) the name and address of the Person to whom payment is due or, in the event such payment is to reimburse the Borrower, the name and address of the Person to whom payment previously has been made, and proof thereof, (3) the amount that has been paid or is to be paid, (4) that there has been no “Event of Default” under Section 7.1 of this Agreement by the Borrower under this Agreement, and (5) that each obligation, item of cost or expense mentioned therein has been properly incurred, and has not been the basis of any previous withdrawal; (b) copies of all invoices or statements from a payee supporting each requisition for payment and clearly identifying the equipment to be paid for or reimbursed. Documentation substantially in the form of the attached Sample Requisition for Project Funds, together with the sample Purchase Requisition, Invoices and Accounts Payable Inquiry Invoice Detail attached to the Sample Requisition for Project Funds, all as set forth in the attached Exhibit “E”, shall be deemed to be in a form sufficient to fully satisfy the requirements of this Section 3.2. Disbursements by the Lender may only be made pursuant to the procedures outlined in this Section 3.2 to (1) Borrower to reimburse Borrower for Costs paid by Borrower, or (2) directly to a vendor to pay for equipment being purchased by Borrower in connection therewith.
     Requisition requests shall be made by the Borrower to the Lender between the first (1st) and tenth (10th) day of a month and only during this time period, provided, however, that this requirement will be deemed waived by the acceptance of the requisition request by the Lender. Lender shall use its reasonable best efforts to fund all properly submitted requisition requests within fifteen (15) days after submission.
ARTICLE IV
SECURITY; LOAN PAYMENTS; OTHER OBLIGATIONS
     Section 4.1. Transaction Documents. Concurrently with the signing of this Agreement, in order to secure the obligations of the Borrower hereunder, the Borrower will execute and deliver the Note, which shall be substantially in the form attached hereto as Exhibit “B,” the Deed of Trust, which shall be dated the same date as this Agreement and substantially in the form attached hereto as Exhibit “A” and which shall describe the Project Site and the Security Agreement, which shall be dated the same date as this Agreement and substantially in the form attached hereto as Exhibit “D,” and which shall include an item-by-item listing of all assets financed by Lender pursuant to this Agreement which are being pledged to secure the obligations of Borrower to Lender under this Agreement, as well as a provision excluding all other assets of Borrower from any claims or liens of Lender.

     Section 4.2. Loan Payments. The principal payments on the Loan shall be due semi-annually on the 30th day of June and the 31st day of December of each year in installments sufficient to repay the total loan within a period of time determined by the weighted average life of the equipment being purchased or twenty (20) years, whichever is less, commencing on the earlier of December 31, 2012, or the next scheduled payment date that is at least six months after the Start of Commercial Production (as defined in the MOU) (“weighted averaged life” shall mean the result of finding the sum of the products produced by multiplying the cost of each piece of Loan-financed equipment by its useful life and then dividing such sum by the total cost of all Loan-financed equipment) . The entire amount of the outstanding principal balance and all other applicable costs, charges or expenses is due and payable no later than the date which is twenty (20) years from the date of the initial repayment of the loan proceeds hereunder by the Borrower. Provided the first payment is prior to completion of Borrower’s annual financial statement audit, Borrower will estimate the first payment and will perform a final payment calculation after completion of the audit. Borrower will adjust the second payment to reflect any adjustment resulting from the post-audit payment calculation. Equipment lives will be determined by applying the capitalization and depreciation policy it uses for preparation of its audited financial statements. Prior to the June payment each year, the payment amount will be recalculated based on the principal amount due and owing at that time. All payments shall be payable in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of the Loan and shall be made by the Borrower to the Lender by check delivered and received on payment date or by bank wire or bank transfer as Lender may specify or approve.
     Section 4.3. Obligation to Make Payments Absolute. It is understood and agreed that all payments by the Borrower under this Agreement and the Note shall be absolute and unconditional and shall not be subject to any defense (other than payment) or any right of set-off, counterclaim or recoupment.
     Section 4.4. Maintenance of Project. The Borrower will use commercially reasonable efforts to maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept, in good repair, working order and condition (subject to ordinary wear and tear) and will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals.
     Section 4.5. Payment of Taxes and Assessments; Compliance with Law; No Further Liens. The Borrower will: (a) pay, or make provision for payment of, all material lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, levied or assessed by the Federal, state or any municipal government with respect to or upon the Project or any part thereof or upon any payments hereunder when the same shall become due, other than taxes and assessments that are being contested in good faith; and (b) duly observe and comply with all valid requirements of any governmental authority necessary for the operation of the Facility.
     Section 4.6. Operation of Project. The Borrower agrees that so long as the Loan is outstanding, except (a) during periods (consisting of no more than thirty (30) consecutive calendar days nor occurring no more often than once in any thirty-six (36) month period) during which Borrower’s normal manufacturing operations at the Facility are halted because of reasons beyond

Borrower’s reasonable control, or (b) during periods after the occurrence of damage or loss to the Facility in excess of $250,000 during which Borrower has initiated and is diligently pursuing efforts to rebuild and restore the Facility, Borrower will maintain or cause to be maintained the operations of the Project, unless the Project is disposed of pursuant to Section 6.1 hereof.
     Section 4.7. Payment of Expenses. The Borrower will pay, or cause to be paid, in addition to the payments provided for in Sections 4.2 and 4.3 hereof, all of the expenses of operation of the Project, including, without limitation, the cost of all necessary and proper repairs, replacements and renewals and any and all taxes and assessments payable pursuant to Section 4.5 hereof. The Borrower further agrees to pay reasonable fees, expenses and charges incurred by Lender in making the Loan, including but not limited to, the reasonable fees and out-of-pocket expenses of counsel employed by the Mississippi Development Authority, but in all events, such payments by Borrower shall be limited to Twenty-Five Thousand Dollars ($25,000.00).
     Section 4.8. Payments Continue Upon Destruction of Project. It is understood and agreed that the payments under Section 4.2 hereof and on the Note and other charges payable hereunder shall continue to be payable at the time and in the amounts herein specified (except in connection with a prepayment permitted to be made under Section 8.1 hereof), whether or not the Project, or any portion thereof, shall have been destroyed, wholly or partially, by fire or other casualty, and that there shall be no abatement or diminution of any such payments and other charges by reason thereof.
     Section 4.9. Release and Indemnification of the Lender. The Borrower hereby releases the Lender from, and agrees that the Lender and its respective officers, directors, members, employees, attorneys, and agents shall not be liable for, and agrees to defend, indemnify and hold the Lender and its respective officers, directors, members, employees, attorneys, and agents harmless against:
     (a) any or all liability or loss, cost or expense, including reasonable attorneys’ fees, resulting from or arising out of any loss or damage to property or any injury to or death of any person occurring on or about the Project Site or resulting from any defect in the fixtures, machinery, equipment or other property located on the Project Site or arising out of, pertaining to, or having any connection with the Project or the financing thereof (whether or not arising out of acts, omissions or negligence of the Borrower);
     (b) any and all claims, damages, judgments, penalties, costs, and expenses (including reasonable attorneys’ fees and court costs now or hereafter arising from the aforesaid enforcement of this paragraph) arising directly or indirectly from (i) the activities of the Borrower or any third parties with whom Borrower has a contractual relationship, or (ii) the violation by the Borrower of any environmental protection, health, or safety law in a material respect, whether any such claims are asserted by any governmental authority or any other Person which indemnity shall survive the termination of this Agreement.
     Notwithstanding the foregoing, the release and indemnity provided for in this Section 4.9 shall not be effective to relieve the Lender or its respective officers, directors, members, employees, attorneys and agents from damages that result from negligence or intentional misconduct on the part of the Lender or from Lender’s failure to perform any obligation under (including Lender’s obligation to fund Loans under this Agreement) or Lender’s breach of this Agreement. This release and indemnification covenant shall survive the termination of this Agreement with respect to liability arising out of any event or act occurring prior to such termination.
     Section 4.10. Insurance. Throughout the term of this Agreement, the Borrower shall keep, or cause to be so kept, any buildings and contents of those buildings at the Project Site continuously insured against such risks as are customarily insured against by businesses of like size and type (other than business interruption insurance), paying or cause to be paid as the same become due all premiums in respect thereto, including but not necessarily limited to:
     (a) Casualty insurance against loss and/or damage to any and all buildings and their contents, including the equipment that is the subject of the Loan, at the Project Site under a policy or policies covering such risks as are ordinarily insured against by similar businesses, including without limiting the generality of the foregoing, fire, lightning, windstorm, hail, explosion, and uniform standard extended coverage. Such insurance shall be for not less than the full insurable value of the buildings and their contents, including the equipment that is the subject of the Loan.
     (b) Comprehensive general public liability insurance protecting the Borrower as a named insured and the Lender as additional insured against liability for death and injuries to persons and damage to property, occurring on, in or about the Project Site.
     (c) Workers’ compensation insurance respecting all employees employed at the Project Site in such amount as is customarily carried by like organizations engaged in like activities of comparable size and liability exposure.
     All insurance required hereby shall be taken out and maintained by Borrower in generally recognized responsible insurance companies approved by the Borrower, which approval shall not be unreasonably withheld. The insurance required may be contained in blanket policies now or hereafter maintained or caused to be maintained or approved by the Borrower.
     Certificate or certificates of insurance showing that such insurance is in force and effect shall be deposited with the Lender no later than the date on which Borrower shall take possession of any property acquired with proceeds of the Loan. Prior to expiration of any such policy, the Borrower shall furnish the Lender with evidence satisfactory to the Lender that the policy has been renewed or replaced or is no longer required by this Agreement.
     Section 4.11. Application of Insurance Proceeds.
     (a) Immediately after the occurrence of any damage or loss to the Project Site in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) the Borrower shall notify the Lender as to the nature and extent of such damage or loss. If the Borrower determines that rebuilding, repairing or restoring the Project Site is practicable and desirable, the Borrower shall forthwith proceed with such rebuilding, repairing or restoring the Project Site to its former condition or to a condition that Borrower deems useful for the Project, and shall notify the Lender, upon the completion thereof. In the event the Borrower elects to rebuild, repair or restore the Project Site, and the net proceeds of insurance, if any, will be insufficient to pay in full the costs of rebuilding, repairing or restoring the Project Site under this Section, the Borrower will nonetheless perform such rebuilding, repairing or restoration.
     (b) If the Borrower chooses not to rebuild, repair or restore the Project Site, the Borrower shall pay or cause to be paid to the Lender the proceeds of such insurance relating to the Project, if any, to be applied to the repayment of the Loan.
     (c) Any provisions of this Agreement to the contrary notwithstanding, the Borrower shall be entitled to receive, keep and retain that portion of insurance proceeds received for damages to its own property other than, if an Event of Default has occurred and is continuing, the land, buildings and equipment that is financed by the Loan. The Lender shall cooperate fully with the Borrower in the handling and the conduct of any prospective or pending insurance claims.
ARTICLE V
SPECIAL COVENANTS
     Section 5.1. Agreement to Cooperate. In the event it may be necessary for the proper performance of this Agreement, or for the exercise of any rights hereunder, on the part of the Lender or the Borrower that any application or applications for any permit or license or authorization to do or to perform certain things be made to any governmental or other agency by the Borrower or the Lender, or both, the Borrower and the Lender each agree to execute and prosecute upon the request of the other such application or applications except where the failure to obtain any such permit or license or authorization would not have a material adverse effect on the Project or such party’s ability to perform its obligations under this Agreement.
     Section 5.2. Covenant Against Waste. The Borrower shall use commercially reasonable efforts to keep the Project Site clean and the buildings and the equipment therein in good repair (subject to ordinary wear and tear), and to promptly comply with all laws, ordinances, regulations and requirements of any governmental body affecting the Project Site, except where the failure to comply would not reasonably be expected to have a material adverse effect on the Project Site.
     Section 5.3. Financial Statement Covenants. So long as the Borrower shall owe any amount under this Agreement or the Note, the Borrower agrees that it shall furnish the Lender with financial statements which may be consolidated statements of KiOR, Inc., prepared by a certified public accountant in accordance with generally accepted accounting principles as of the close of each fiscal year within one hundred and eighty (180) days after the close of such fiscal year.
     Section 5.4. Accounting Covenants. The Borrower covenants that it will maintain proper books of record and account, in which full and correct entries regarding its business and affairs will be made in accordance, to the extent applicable, with generally accepted accounting principles.

     Section 5.5. Compliance with Environmental Laws. The Borrower shall use commercially reasonable efforts to conduct all business, operations, and activities at or upon the Project Site at all times during the term of this Agreement in material compliance with all applicable federal, state, or local laws, ordinances, rules or regulations concerning public health, safety, or the environment.
ARTICLE VI
ASSIGNMENT, LEASE AND SALE OF PROJECT
     Section 6.1. Disposal of Project and Assets by Borrower.
     This Agreement may be assigned in whole or in part, and the interest of the Borrower in the Project, the Project Site and/or the Facility may be sold or leased as a whole or in part by the Borrower, provided that any such assignee, vendee or lessee shall, in writing, specifically assume the obligations and affirm in its own capacity and become liable for the representations, warranties and covenants made by the Borrower in this Agreement or any Transaction Document, in which case the Borrower shall no longer be liable for the performance and observance of the obligations, agreements, representations, warranties and covenants made by the Borrower in this Agreement or any Transaction Document, and Lender shall execute and deliver to Borrower documentation sufficient to effectuate such release, subject, however, to the following conditions:
     (a) No sale, assignment or leasing of the Project shall relieve the Borrower from liability for any of its obligations hereunder, and in the event of any such sale, assignment or leasing the Borrower shall continue to remain primarily liable for the payments specified in Section 4.2 and Section 4.3 hereof and for performance and observance of the other agreements on its part herein provided, unless such sale, assignment or leasing of the Project is approved by the Lender, in writing, which approval shall not be unreasonably withheld; and
     (b) In connection with such sale, assignment or leasing of the Project pursuant to this Section 6.1, the Borrower shall, no later than ten (10) days prior to the effective date thereof, furnish or cause to be furnished to the Lender a copy of each such proposed sale agreement, assignment and lease, as the case may be, in substantially the form to be executed thereafter; and
     (c) In connection with such sale, assignment or leasing of the Project pursuant to this Section 6.1, the Borrower shall, ten (10) days after the delivery thereof, furnish or cause to be furnished to the Lender, a true and complete copy of each such executed sale agreement, assignment and lease, as the case may be.
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

     Section 7.1. Events of Default. The following shall be “events of default” under this Agreement, and the terms “event of default”, “Event of Default”, “default”, or “Default” shall mean, whenever they are used in this Agreement, any one or more of the following events:
     (a) failure by the Borrower to pay or cause to be paid when due any Loan payment consisting of principal required to be paid under Section 4.2 hereof and the Note, which failure shall have continued for three (3) Business Days after written notice of such failure is delivered to Borrower;
     (b) failure by the Borrower to pay when due any other payment required to be made under this Agreement, which failure shall have continued for a period of ten (10) days after written notice specifying such failure and requesting that it be remedied, is given to the Borrower by the Lender;
     (c) failure by the Borrower to observe and perform in any material way any covenant, condition or agreement on its part to be observed or performed as set forth herein, other than as referred to in subsections (a) and (b) of this Section 7.1, which failure shall have continued for a period of forty-five (45) days after actual knowledge thereof by the Borrower or written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Lender; if by reason of the nature of such failure the same can be remedied, but not within the said forty-five (45) days, failure by the Borrower to proceed with reasonable diligence after receipt of said notice or failure to continue with reasonable diligence its efforts to cure the same;
     (d) any material written representation or written warranty made by the Borrower in or with respect to this Agreement or its application to the Lender for the Loan shall prove to have been false in any material respect at the time of execution by the Borrower of this Agreement or said application;
     (e) the Borrower shall commence a voluntary case or other proceeding in bankruptcy seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the federal bankruptcy laws, as amended;
     (f) there shall be filed against the Borrower an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the federal bankruptcy laws, as amended, and such involuntary petition remains undismissed for ninety (90) consecutive days
     (g) failure by the Borrower to pay when due all amounts owed under Section 4.2(i) of the MOU after KiOR, Inc. has defaulted on its investment commitment set out in Section 2.2(i) of the MOU and after the Lender has given notice of its demand for the Borrower to make the payment provided for in Section 4.2(i) of the MOU;
     (h) failure by the Borrower to pay when due all amounts owed under Section 4.2(ii) of the MOU after KiOR, Inc. has defaulted on its expenditure commitment set out in Section 2.2(ii) of the MOU and after the Lender has given notice of its demand for the Borrower to make the payment provided for in Section 4.2(ii) of the MOU; or

     (i) failure by the Borrower to pay when due all amounts owed under Section 4.3 of the MOU after the Lender has given notice of its demand for the Borrower to make the payment provided for in Section 4.3 of the MOU.
     Section 7.2. Remedies. Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, any one or more of the following remedial steps may be taken; provided that written notice of the default has been given to the Borrower by the Lender, and the default has not theretofore been cured.
     (a) The Lender may declare all unpaid loan payments and amounts due under the Note to be immediately due and payable, whereupon the same shall become immediately due and payable.
     (b) The Lender may take any action at law or in equity, with respect to the equipment at the Project Site which is financed by the Lender pursuant to this Agreement, including, without limitation, to the extent applicable, to collect the payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under the Transaction Documents.
     Section 7.3. Power of Attorney. Borrower hereby constitutes and appoints Lender as its true and lawful attorney-in-fact with full power of substitution until all obligations under this Agreement (other than contingent indemnity obligations) to (i) perform Borrower’s obligations under the Transaction Documents, (ii) to receive payment of and to endorse the name of Borrower to any items of collateral subject to a lien in favor of Lender pursuant to the Security Agreement (including checks, drafts and other orders for the payment of money) that come into Lender’s possession or under Lender’s control, (iii) to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to such collateral, and (iv) to otherwise act with respect thereto as though Lender were the outright owner of such collateral; provided, however, that the power of attorney granted herein shall only be exercisable by Lender after the occurrence and during the continuation of an Event of Default.
     Section 7.4. No Remedy Exclusive. No remedy conferred upon or reserved to the Lender by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lender to exercise any remedy reserved to it in this Article VII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.
     Section 7.5. Payment of Fees and Expenses. If the Borrower shall default under any of the provisions of this Agreement and the Lender shall employ attorneys or incur other expenses for the collection of the Loan payments or for the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained in this Agreement, the Borrower will on demand therefore pay the reasonable fees and expenses of the Lender, and their attorneys as they are incurred including all reasonable fees of counsel including those incurred for negotiation, trial, appeals of ruling of any lower tribunals, administrative hearings, bankruptcy and creditors’ reorganization proceedings.
     Section 7.6. Effect of Waiver. The Lender may waive any Event of Default under this Agreement. In the event any agreement contained in this Agreement shall be breached and such breach shall thereafter be waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.
ARTICLE VIII
PREPAYMENT OF LOAN
     Section 8.1. Prepayment of Loan Payments. In the event the Borrower desires to prepay the Loan, upon giving the Lender three (3) days written notice, the Borrower may pay all amounts outstanding under this Agreement without penalty or premium and upon such payment, the Borrower will have no further payment obligation hereunder and the Lender shall cancel and terminate the Note. Upon Borrower’s payment of all outstanding obligations (other than contingent indemnity obligations) under this Agreement pursuant to this Section 8.1 or otherwise, the security interest granted to Lender on Borrower’s assets shall be terminated and released and Lender shall file any UCC termination statements necessary to effect such termination and return any property held by Lender in its possession as collateral and will execute and deliver to Borrower any additional documents or instruments as Borrower shall reasonably request to evidence such termination.
ARTICLE IX
MISCELLANEOUS
     Section 9.1. Notices. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when received by registered or certified mail, return receipt requested (except as otherwise specified herein), postage prepaid; or when received by overnight delivery; or when personally delivered; addressed as follows:
     If to the Lender:
Mississippi Development Authority
501 North West Street
Jackson, MS 39201
Post Office Box 849
Jackson, MS 39205
Attention: Kathy Gelston, CFO
Telephone Number: (601) 359-2902

Facsimile Number: (601) 359-1971
     If to the Borrower:
KiOR Columbus, LLC.
Attention: Fred Cannon
13001 Bay Park Road
Pasadena, TX 39205
Telephone Number: (281) 694-8700
Facsimile Number: (281) 694-8799
     Either Party may, by notice given under Section 9.1, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.
     Section 9.2. Parties Interested. This Agreement shall inure to the benefit of the Lender and the Borrower and shall be binding upon the Lender and the Borrower and their respective successors and assigns.
     No stipulation, obligation or agreement contained in this Agreement shall be deemed or construed to be a stipulation, obligation or agreement of any present or future member, agent, employee or official of the Lender in his individual capacity, and no present or future member, agent, employee or official of the Lender shall be liable personally, for any breach or non-observance or failure to comply with the above mentioned stipulations and obligations. No present or future member, agent, employee or official of the Lender shall incur any personal liability in acting or proceeding or in not acting or proceeding, in good faith, reasonably, under the provisions of this Agreement.
     Section 9.3. Amendment to Agreement. Except as otherwise provided, this Agreement may not be amended, changed, modified, altered or terminated without the prior approval of both parties. No amendment, change, modification, or alteration of this Agreement shall be made other than pursuant to a written instrument signed by the Lender and the Borrower.
     Section 9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.
     Section 9.5. Severability of Invalid Provisions. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein.
     Section 9.6. Governing Law. This Agreement shall be governed as to validity, construction and performance by the laws of the State of Mississippi.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written on the cover page hereof.

MISSISSIPPI DEVELOPMENT AUTHORITY

By:	/s/ Gary Swoope

Title:	Executive Director

KiOR COLUMBUS, LLC.

By:	/s/ Fred Cannon

Title:	Chief Executive Officer
Attested:

/s/ G.E. Staggs

/s/ Connie Burke

EXHIBIT A

Space Above Line for Official Use Only
Prepared by and Return to:
Waverly Harkins
Special Assistant Attorney General
Mississippi Development Authority
Post Office Box 849
Jackson, Mississippi 39205
601.359.2850
MS Bar No. 102380
Indexing Instructions: Fractional Section 32, Township 19 North, Range 18 East, Choctaw Meridian, Lowndes County, Mississippi
DEED OF TRUST, FIXTURE FILING
AND ASSIGNMENT OF LEASES AND RENTS
FROM
KiOR Columbus, LLC, GRANTOR
13001 Bay Park Road
Pasadena, TX 77507
Attention: Fred Cannon, Chief Executive Officer
Telephone Number: (281) 694-8700
TO
Mississippi Development Authority, BENEFICIARY
501 North West Street
Jackson, Mississippi 39201
Post Office Box 849
Jackson, Mississippi 39205
Attention: Gary Swoope, Executive Director
Telephone Number: (6()1) 359-3449

DEED OF TRUST, FIXTURE FILING
AND ASSIGNMENT OF LEASES AND RENTS
     THIS DEED OF TRUST, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS (“Deed of Trust”) is made and entered into as of the day of         , 2011, by and among KiOR Columbus, LLC, a Delaware limited liability company, hereinafter “Grantor”; Waverly Harkins, Special Assistant Attorney General, Mississippi Development Authority, Post Office Box 849, Jackson, Mississippi 39205, hereinafter “Trustee”; and Mississippi Development Authority, whose address is 501 North West Street, Jackson, Mississippi 39201, hereinafter “Beneficiary.”
     Grantor is indebted to Beneficiary in the original principal amount of Seventy-Five Million Dollars ($75,000,000.00) and such additional fees, costs and expenses as are set forth herein (the “Loan”), and has agreed to pay the same, without interest thereon, according to the terms of the Note (as defined in that certain Loan Agreement entered into by and between Grantor and Beneficiary of even date herewith (the “Loan Agreement”)) made by Grantor to the order of Beneficiary and the Loan Agreement, with final payment being due on or before 2031; and
     Grantor is executing this Deed of Trust to secure the Loan and all indebtedness and obligations now or hereafter owed to Beneficiary by the Grantor incurred pursuant to this Deed of Trust, the Note, the Loan Agreement or the Security Agreement (as defined in the Loan Agreement) and all other documents and instruments now or hereafter evidencing, describing, or securing the Loan or obligations contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time, including the unpaid principal amount of the Loan, and all other obligations and liabilities of the Grantor to Beneficiary, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, or out of or in connection with the Loan, the Note, the Security Agreement, this Deed of Trust, or any other Transaction Document (as defined in the Loan Agreement) (collectively, the “Secured Obligations”);
     NOW THEREFORE, in consideration of the existing and future Secured Obligations and other good and valuable consideration, Grantor hereby conveys and warrants unto Trustee, the property described in Exhibit “A” attached hereto and made a part hereof, subject and subordinate only to those matters more particularly set forth in Exhibit “B” attached hereto and made a part hereof; together with any and all specific improvements and goods acquired by Grantor in whole or in part with proceeds from the Loan, that are or may become fixtures now or hereafter located thereon, or on any part or parcel thereof, and all additions, substitutions and replacements thereof; and together with all rights, privileges, easements, rights of way, appurtenances, streets, and roadways now or hereafter pertaining to the hereinabove described property (all of which shall be collectively referred to herein as the “Property”). Any and all improvements and goods located thereon, or on any parcel thereof, which are not acquired in whole or in part with proceeds from the Loan are specifically excluded from the definition of “Property.”

     This conveyance is in trust to secure prompt payment and performance of the Secured Obligations. If Grantor shall pay and perform the Secured Obligations, then this conveyance shall be void and of no effect.
     Grantor and Beneficiary hereby agree as follows:
     Taxes; Insurance. Grantor shall cause to be paid when due any taxes and assessments, general or special, and other obligations which may be levied or assessed upon the Property or which, if not paid, may be asserted as a lien on the Property and all taxes on this Deed of Trust or Beneficiary, hereinafter enacted arising out of this Deed of Trust or the indebtedness secured hereby.
     Grantor shall cause to be maintained insurance at all times in accordance with the applicable provisions of the Loan Agreement. All property damage and casualty insurance (or an endorsement thereto) shall name the Beneficiary as an additional loss payee/mortgagee and all liability insurance (or an endorsement thereto) shall name the Beneficiary as an additional insured. The proceeds of any property or casualty insurance in respect of any casualty loss to any of the Property shall be paid, held and applied in accordance with the applicable provisions of the Loan Agreement. Grantor shall furnish the Beneficiary upon its request with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.
     In the event Grantor fails to cause said taxes and assessments to be paid or to cause the Property to be insured, then Beneficiary may pay said taxes and assessments, redeem the Property from any tax sale and insure the Property at the expense of Grantor but only after having given to Grantor written notice of and a thirty (30) day period in which to cure such failure.
     In the event of loss or damage to the Property by fire or other hazard, Grantor will give immediate notice to Beneficiary, who may make proof of loss if not made promptly by Grantor.
     Assignments of Leases and Rents. As additional security, Grantor hereby assigns to Beneficiary all rents accruing on the Property. Grantor shall have the right to collect and retain the rents until the occurrence of an Event of Default (as defined in the Loan Agreement). Upon the occurrence of an Event of Default, Beneficiary in person, by an agent or by a judicially appointed receiver shall be entitled to enter upon, take possession of and manage the Property and collect the rents. All rents so collected shall be applied first to the costs of managing the Property and collecting the rents, including fees for a receiver and an attorney, commissions to rental agents, repairs and other necessary related expenses and then to payments on the amount of the Secured Obligations then remaining unpaid.
     Maintenance of Property. Grantor agrees to cause the Property to be kept in the condition required in the Loan Agreement and in compliance with all governmental laws, rules and regulations and shall not permit or commit any removal, waste, impairment, deterioration, demolition, alteration or abandonment thereof or permit any use of the Property in violation of any law, in a manner which could invalidate any insurance on the Property, or which could result in an uninsured loss.

     Advances. Beneficiary shall have the right, but not the obligation, to make any payment or take any action for which Grantor is obligated hereunder, but only after having given to Grantor written notice of and a thirty (30) day period in which to make such payment or take such action. Any amount or expense, or other obligation paid or incurred by Beneficiary for or on behalf of Grantor (including, but not limited to, taxes, assessments, and other obligations, insurance premiums, expenses of managing the Property, costs of repairs or improvements, attorneys’ fees, court costs and Trustee’s fees) shall be included within the definition of the term “Secured Obligations,” shall be secured hereby and shall be due and payable by Grantor upon demand by Beneficiary.
     Condemnation. Any and all judgments, awards of damages and settlements resulting from any and all actual or threatened condemnation proceedings with respect to or for any damage (whether caused by such condemnation or otherwise) to the Property or any part thereof shall be disbursed and used in accordance with the terms of the Loan Agreement. Grantor shall promptly give Beneficiary notice of any actual or threatened condemnation proceeding which may affect the Property.
     Power of Sale. This conveyance, however, is in trust to secure the payment and performance of the Secured Obligations. If an Event of Default has occurred then all of the Secured Obligations shall, at the option of Beneficiary, be and become at once due and payable with notice to Grantor, and Trustee shall, at the request and at the option of Beneficiary, sell the Property or a sufficiency thereof, to satisfy the Secured Obligations at public outcry to the highest bidder for Cash or on such other terms as Trustee may elect. “Cash” can include wire transfers, bank checks and other forms of present payment acceptable to Trustee and Beneficiary. Sale of the Property shall be advertised for three consecutive weeks preceding the sale in a newspaper published in the county where the Property is situated, or if none is so published, then in some newspaper having a general circulation therein, and by posting notice of sale for the same time at the courthouse of the same county. The notice and advertisement shall disclose the names of the original Grantor in this Deed of Trust. Grantor waives the provisions of Section 89-l-55 of the Mississippi Code of 1972, and Section 111 of the Constitution of the State of Mississippi, as far as such provisions restricts the right of Trustee to offer at sale more than 160 acres at a time, and Trustee may offer the Property herein conveyed as a whole, regardless of how it is described. If the Property is situated in two or more counties, or in two judicial districts of the same county, Trustee shall have full power to select in which county, or judicial district, the sale of the Property is to be made, newspaper advertisement published and notice of sale posted, and Trustee’s selection shall be binding upon Grantor and Beneficiary. The Chief Financial Officer of the Beneficiary may declare Grantor to be in default and request Trustee to sell the Property. Beneficiary shall have the same right to purchase the Property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust. At Beneficiary’s direction, Trustee can offer and sell all or any part of the Property subject to any leases, easements or other encumbrances, whether or not listed on Exhibit “B”. At any sale hereunder, Trustee may, from time to time, adjourn said sale to a later time or date and from time to time and date to date without readvertising the sale by giving notice of the time and place of such continued sale at the time Trustee shall make said adjournment. Trustee shall have full power to conduct any sale hereunder through an agent duly appointed by him for that purpose and said appointment need not be in writing or recorded. Trustee may determine any details of sale not specified herein. Out of the proceeds arising from said sale, the costs and expenses of preparing the Property for and conducting the sale and enforcing this Deed of Trust, including a reasonable Trustee’s fee, the attorneys’ fee prescribed in the Transaction Documents and this Deed of Trust, and all reasonable costs and expenses of any person engaged to inspect the Property or to examine or insure title thereto, shall first be paid, next, the amount of the Secured Obligations then remaining unpaid shall be paid, and, lastly, any balance remaining shall be paid to Grantor or to any other person lawfully entitled thereto. The power of sale granted hereunder may be exercised, at Beneficiary’s discretion, as to all or any part of the Property. Neither institution of suit on the Secured Obligations or any part thereof nor exercise of the power of sale granted hereunder as to less than all of the Property shall affect this Deed of Trust as to the Property not sold pursuant to the power of sale granted hereunder. Any facts stated in the notice of sale and the trustee’s deed shall be deemed presumptively correct.
     Defeasance. If the Secured Obligations are paid and performed in full, Beneficiary agrees to cancel this Deed of Trust upon the records. Grantor agrees to pay all usual and necessary costs incident to such cancellation.
     Event of Default; Remedies. If an Event of Default shall have occurred and be continuing or if at any time Beneficiary in good faith deems it necessary to protect its interest under this. Deed of Trust, Beneficiary may, in addition to its ability to invoke the power of sale provisions hereunder and to exercise the other remedies provided for in this Deed of Trust and other Loan Documents, terminate Grantor’s license to collect and receive the rents, revenues and profits, and, in addition, Beneficiary personally, by an agent or by judicially appointed receiver, shall have the right to forthwith enter upon, take possession of and manage the Property or any part thereof To the extent permitted by applicable law, Grantor waives notice of Beneficiary’s application for a receiver and of the necessity of Beneficiary or the receiver posting bond. The rents, revenues and profits shall be applied, first, to the costs incurred by Beneficiary and its agents and contractors in managing the Property or any part thereof and collecting the rents, revenues and profits, including fees and commissions to agents and attorneys, and the costs of any repairs and expenses incurred by Beneficiary in leasing or preparing the Property or any part thereof for lease and then to the Secured Obligations in such manner as Beneficiary may elect. All remedies provided to Beneficiary under this Deed of Trust are cumulative and not exclusive and are in addition to any other remedies available to Beneficiary by agreement or applicable law.
     Appointment of Successor Trustee. Beneficiary may without notice to any party to this Deed of Trust or to their successors or assigns, and without regard to the willingness or inability of Trustee to act, or to execute this trust, appoint another person or succession of persons to act as trustee herein, and such appointee or substitute shall have all the title, authority and powers in the execution and enforcement of this trust as are vested in Trustee. If Beneficiary be a corporation or other entity, such appointment may be made by any one of its officers, agents or other persons authorized to act on behalf of the entity. No one exercise of this power of appointment, the power of sale, or any other power or right given in this Deed of Trust shall exhaust the right to exercise such power, but all rights and powers herein given may be exercised as often as may be necessary to achieve the collection of all amounts and the performance of all Secured Obligations secured by this Deed of Trust until said amounts and Secured Obligations are fully, finally and indefeasibly paid and discharged. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith. Trustee shall have the right to resign at any time.

     First Lien; Subordinate Indebtedness. Any Secured Obligation at any time secured hereby may be extended, rearranged or renewed without in anywise altering, varying or diminishing the force, effect or lien of this Deed of Trust. Grantor shall not create or suffer to exist any lien of any nature on the Property other than a lien for ad valorem taxes not yet due and payable, the lien of this Deed of Trust. If Grantor shall, with Beneficiary’s prior written consent, grant or there shall otherwise be created any lien of any nature on the Property junior to this Deed of Trust, Grantor shall perform its obligations under such junior lien. Further such junior lien shall be subject to the condition that the time for the payment of the Secured Obligations hereby secured and the manner and amount of payment thereof, the benefits of the security afforded hereby or any obligation contained in an instrument substituted therefor, may, without the consent of such junior lienholder, and without any obligation to give notice of any kind thereto, be changed, increased, extended or suspended on any terms whatsoever.
     Successors and Assigns. The agreements herein contained shall be binding upon Grantor and its heirs, executors, administrators, successors, and assigns and inure to the benefit of Beneficiary and its successors and assigns.
     Further Assurances. Grantor, upon request of Beneficiary, will execute and file any further documents as may be necessary, desirable or proper to correct any defect, error or omission which may be discovered herein or in any other document executed in connection herewith, to carry out more effectively the purposes of this Deed of Trust or to subject to the lien and security interest hereof any property intended to be covered hereby.
     Pronouns. Whenever used herein, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the term “Beneficiary” shall include any payee of the Note secured hereby or any legal holder or other transferee thereof whether by operation of law or otherwise. Whenever used herein, the term “Grantor” shall include all grantors collectively and any one of the grantors individually, and all liability shall be joint and several.
     Governing Law. This Deed of Trust shall be governed by the laws of Mississippi and the applicable laws of the United States of America.
     Severability. The unenforceability or invalidity of any provision(s) of this Deed of Trust shall not render any other provision(s) hereof unenforceable or invalid.
     Notices. All notices and other communications required or permitted to be given pursuant to this Deed of Trust (except for notices of a foreclosure sale which shall be given in the manner set forth above) shall be given in the same manner, to the same addresses and shall be deemed delivered, all as set forth in the Loan Agreement.
     Nonwaiver. A failure on the part of Beneficiary to exercise any remedy or option contained in this Deed of Trust in the Event of Default shall not constitute a waiver of Beneficiary’s right to exercise said remedy or option in the event of any subsequent default.
     Entire Agreement; Amendment. This Deed of Trust, the Loan Agreement and other Transaction Documents contain the entire agreement between Grantor and Beneficiary relating to the subject matter hereof and all prior agreements related thereto which are not contained herein are terminated. This Deed of Trust may be amended, revised, waived, discharged, released or terminated, in whole or in part, only by a written instrument executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.
     Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.
     Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement.
     Fixture Filing. This Deed of Trust is also a financing statement filed as a fixture filing as to goods that are or may become fixtures related to the Property.
     Release of Collateral. Beneficiary can release all or part of the Property and the Fixtures from the security interest created by this Deed of Trust without releasing Grantor or any guarantor from any liability under any of the Secured Obligations or any guaranty of any of the Secured Obligations.
     Waiver of Marshalling. Grantor disclaims and waives any obligation of Beneficiary to marshal assets or sell in the inverse order of alienation in the course of Beneficiary exercising its rights under the Loan Documents.
     IN WITNESS WHEREOF, Grantor has executed this instrument on the date beneath its signature and effective as of the date first above written.

GRANTOR:

ATTEST:	KiOR COLUMBUS, LLC
By:

Title.

Date:

STATE OF
COUNTY OF
     Personally appeared before me, the undersigned authority in and for the said county and state, on this the _________ day of ______________, 2011, within my jurisdiction, the within named, _________________________ who acknowledged that he/she is manager of KiOR COLUMBUS, LLC, a Delaware limited liability company, and that for and on behalf of said limited liability company, and as its act and deed, he/she executed the above and foregoing instrument, after first having been duly authorized by said limited liability company so to do.

NOTARY PUBLIC

My Commission Expires:
(SEAL)

EXHIBIT “A”
LEGAL DESCRIPTION

[ATTACH PERMITTED EXCEPTIONS]
EXHIBIT “B”

EXHIBIT B
PROMISSORY NOTE

Date: _______________, 2011	$75,000,000.00
     FOR VALUE RECEIVED, Kior, Columbus, LLC., (the “Borrower”), hereby promises to pay to the order of the Mississippi Development Authority (the “Lender”) or its assigns, the principal sum of Seventy Five Million Dollars ($75,000,000.00) until fully and finally paid, and all other amounts payable by the Borrower under the Loan Agreement (as hereinafter defined).
     This Note has been executed under and pursuant to a Loan Agreement dated as of this date between the Lender and the Borrower (the “Agreement”), which Agreement is incorporated herein in its entirety by reference. This Note is issued to evidence the obligation of the Borrower under the Agreement to repay the loan made by the Lender and all other payments of any kind required to be paid by the Borrower under the Agreement. The Agreement includes provisions for prepayment and acceleration of this Note. In the event that the terms of this Note conflict with the terms of the Agreement, the terms of the Agreement shall control.
     The principal payments on the Loan shall be due semi-annually on the 30th day of June and the 31st day of December of each year in installments sufficient to repay the total loan within a period of time determined by the weighted average life of the equipment being purchased or twenty (20) years, whichever is less, commencing on the earlier of December 31, 2012 or the next scheduled payment date that is at least six months after the Start of Commercial Production (as defined in the MOU) (“weighted averaged life” shall mean the result of finding the sum of the products produced by multiplying the cost of each piece of Loan-financed equipment by its useful life and then dividing such sum by the total cost of all Loan-financed equipment). The entire amount of the outstanding principal balance and all other applicable costs, charges or expenses is due and payable no later than the date which is twenty (20) years from the date of the initial repayment of the loan proceeds hereunder by the Borrower. Provided the first payment is prior to completion of Borrower’s annual financial statement audit, Borrower will estimate the first payment and will perform a final payment calculation after completion of the audit. Borrower will adjust the second payment to reflect any adjustment resulting from the post-audit payment calculation. Equipment lives will be determined by applying the capitalization and depreciation policy it uses for preparation of its audited financial statements. Prior to the June payment each year, the payment amount will be recalculated based on the principal amount due and owing at that time. All payments shall be payable in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of the Loan and shall be made by the Borrower to the Lender by check delivered and received on payment date or by bank wire or bank transfer as Lender may specify or approve.
     As provided in the Agreement and subject to the provisions thereof, payments hereon are to be made at the principal office of the Lender as shown in the Agreement in an amount which together with other monies available therefore pursuant to the Agreement, will equal the amount payable as principal due on the Loan (as defined in the Agreement) on such due dates.
     The Borrower shall make payments on this Note on the dates and in the amounts as calculated each year as provided herein and in the Agreement and in addition shall make such other payments as are required pursuant to the Agreement. Upon the occurrence and during the continuance of an Event of Default, as defined in the Agreement, the principal on this Note may be declared immediately due and payable as provided in the Agreement. Upon any such declaration the Borrower shall pay all costs, disbursements, expenses and reasonable counsel fees of the Lender in seeking to enforce their rights under the Agreement and this Note.
     The Borrower (a) waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, notice of any renewals or extension of this Note, and (b) agrees that the time for payment of this Note may be extended at the sole discretion of the Lender without impairing the Borrower’s liability hereon. Any delay on the part of the Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent or continuing default.
     This Note shall be governed and construed in accordance with the laws of the State of Mississippi.
     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its name and, if applicable, its corporate seal to be hereunto affixed and attested to by its duly authorized officers all as of the day and year first above written.

KIOR COLUMBUS, LLC

By:

Title:

Attested:

GUARANTY
     For value consideration received and in consideration for and as an inducement to the Lender to advance credit to the Borrower under the foregoing Note, the undersigned, KiOR, Inc., a Delaware corporation (“Guarantor”) as the sole member of the Borrower, does hereby absolutely and unconditionally guarantee to the Lender, its successors and assigns, the full performance and observance of all of the obligations, covenants and agreements therein made by Borrower, without requiring any notice of nonpayment, nonperformance, or nonobservance, or proof, or notice, or demand, whereby to charge Guarantor therefore, all of which Guarantor hereby expressly waives. Guarantor further covenants and agrees that this guaranty shall remain in force and effect as to any renewal, modification, or extension of the foregoing Note. Guarantor subordinates any and all claims which Guarantor has or may have against the Borrower by reason of subrogation for payments or performance under this Guaranty or claims for any other reasons or cause. Guarantor agrees not to assert any claim which it has or may have against the Borrower, including claims by reason of subordination under this Guaranty, until such time as the obligations of the Borrower to the Lender under the foregoing Note are fully satisfied and discharged. Guarantor waives trial by jury with respect to any action, claim, suit or proceeding in respect of or arising out of this Guaranty. This Guaranty is binding upon Guarantor, its successors, legal representatives and assigns, and is binding upon and shall inure to the benefit of the Lender and its successors, legal representatives and assigns.
     This Guaranty is a guaranty of payment, and not a guaranty of collection. Guarantor shall pay any such obligations as an obligation for payment due and owing directly from Guarantor to the Lender without any abatement, reduction, setoff, defense, counterclaim or recoupment.
     The obligations of Guarantor hereunder are absolute, unconditional and irrevocable, and may not be cancelled, terminated, repudiated or rescinded for any reason. Guarantor shall not be released from any obligations under or in respect of this Guaranty for any reason, nor shall such obligations be reduced, diminished or discharged for any reason, including:
     (a) Modifications; Indulgences; Payment Applications. Any modifications, renewals, or alterations of the Loan Agreement, Promissory Note or any other agreement, document or instrument relating to any obligation; any indulgences, adjustments, preferences, extensions or compromises made by Borrower in favor of Lender; or the application of any payments and receipts, by whomever paid and/or however realized, to any amounts owing by the Borrower to Lender in such manner as Lender shall determine in its sole discretion.
     (b) Condition of Borrower or Guarantor. Any insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, appointment of a receiver for, or other similar proceeding affecting Borrower or Guarantor.
     (c) Invalidity of Obligations or Other Agreements. The invalidity, illegality or unenforceability of any obligation for any reason whatsoever (excluding any invalidity, illegality or unenforceability attributable to Lender), including, but not limited to: the existence of valid defenses (other than the full and indefeasible payment or performance of such Obligation), counterclaims or off-sets to any Obligation; the violation of applicable usury or other laws by any Obligation; or the lack of authenticity or genuineness of any document or instrument relating to the Obligations (excluding any lack of authenticity or genuineness attributable to Lender). This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity or unenforceability of any such other guaranty or security.
     IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Time is of the essence in the payment and performance of all obligations and all of the Guarantor’s obligations and liabilities owing to Lender hereunder.
March                     , 2011

KiOR, INC.

By:

Title:

EXHIBIT C
Tract I
A TRACT OF LAND CONTAINING 22.35 ACRES, MORE OR LESS, BEING SITUATED IN FRACTIONAL SECTION 32, TOWNSHIP 19 NORTH, RANGE 18 EAST, LOWNDES COUNTY, MISSISSIPPI, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
Commencing at a found rebar at the Northwest corner of Section 32, Township 19 North, Range 18 East, thence run South for a distance of 2,652.19 feet to a point, thence run East for a distance of 2,366.91 feet to a found U.S. Army Corps of Engineers (USACE) monument (unstamped), and being the Point of Beginning; thence run S 03°18’48” W for a distance of 272.63 feet to a USACE monument stamped “802-2”, thence run S 23°57’40” E for a distance of 492.42 feet to a USACE monument stamped “802-3”, thence run S 37°51’17” W for a distance of 570.19 feet to a USACE monument stamped “802-4”, thence run S 32°45’20” E for a distance of 281.80 feet to a USACE monument stamped “802-5”, thence S 89°57’11” E for a distance of 475 feet more or less to point on the right bank of the Tombigbee River, thence run Northeasterly along said right bank of the river for a distance of 1485 feet more or less to a set iron pin; thence leaving said right bank of the river, run S 8 line of a paved county road known as Industrial Park Road; thence run along 9°24’15” W for a distance of 625.71 feet to a found iron pin on the East right-of-way said right-of-way line and being along a curve to the left having a radius of 100.0 feet with a chord bearing and distance of N 36°42’22” W, 109.05 feet and a arc length of 115.28 feet to a concrete right-of -way marker; thence, leaving said right-of-way line, run S 80°18’21” W for a distance of 100.0 feet to a set iron pin on the West right-of-way line of said Industrial Park Road; thence along said right-of-way line, run N 09°41’39” W for a distance of 62.92 feet to a set iron pin; thence leaving said right-of-way line, run along a curve to the right having a radius of 105.47 feet with a chord bearing and distance of S 82°32’08” W, 85.15 feet and a arc length of 87.66 feet to a set iron pin; thence run S 74°40’19” W for a distance of 203.18 feet to a set iron pin; thence run N 08°32’01” W for a distance of 118.16 feet to a set iron pin; thence run West for a distance of 53.17 feet to the Point of Beginning.

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Tract II
A TRACT OF LAND CONTAINING 7.43 ACRES, MORE OR LESS, BEING SITUATED IN FRACTIONAL SECTION 32, TOWNSHIP 19 NORTH, RANGE 18 EAST, LOWNDES COUNTY, MISSISSIPPI, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
Commencing at a found rebar at the Northwest corner of Section 32, Township 19 North, Range 18 East, thence South a distance of 2,652.19 feet to a point, thence East a distance of 2,236.58 feet to a set iron pin and being the Point of Beginning; thence run S 00°13’12” E for a distance of 129.31 feet to a set iron pin; thence run S 21°21’06” W for a distance of 129.31 feet to a set iron pin; thence run S 61°23’59” E for a distance of 103.72 feet to a set iron pin; thence run S 41°27’45” E for a distance of 147.15 feet to a set iron pin; thence run S 2419’13” E for a distance of 172.50 feet to a set iron pin; thence run S 02°59’42” W for a distance of 65.26 feet to a set iron pin; thence run S 29°12’30” W for a distance of 209.55 feet to a set iron pin; thence run S 47°14’21” W for a distance of 167.07 feet to a set iron pin; thence run S 65°05’45” W for a distance of 132.71 feet to a set iron pin; thence run S 32°00’28” W for a distance of 72.44 feet to a set iron pin; thence run S 01°16’22” E for a distance of 128.88 feet to a set iron pin; thence run S 37°44’27” E for a distance of 616.88 feet to a set iron pin; thence run S 62°31’04” E for a distance of 138.97 feet to a set iron pin; thence run S 89°57’11” E for a distance of 260.76 feet to a set iron on the right bank of the Tombigbee River; thence run along said right bank for the following calls and distances, N 10°20’03” E for a distance of 142.83, N 02°36’53” E for a distance of 115.40 feet, N 07°58’05” E for a distance of 61.71 feet; thence leaving said right bank run N 89°57’11” W for a distance 512.68 feet to a U.S. Army Corps of Engineers (USACE) monument stamped “802-5”; thence run N 32°45’20” W for a distance of 281.80 feet to a USACE monument stamped “802-4”; thence run N 37°51’17” E for a distance of 570.19 feet to a USACE monument stamped “802-3”; thence run N 23°57’40” W for a distance of 492.42 feet to a USACE monument stamped “802-2”; thence run N 03°18’48” E for a distance of 272.63 feet to a USACE monument (not stamped); Thence run West for a distance of 130.33 feet to the Point of Beginning.

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EXHIBIT D
PURCHASE MONEY SECURITY AGREEMENT

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